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                                                                  Exhibit 99.3




                          ROCKPORT TRADE SYSTEMS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         AGREEMENT entered into as of the _____ day of __________, 1996 by and between ROCKPORT TRADE SYSTEMS, INC., a Massachusetts corporation (the "Company") and the undersigned employee of the Company (the "Employee").

                                    RECITALS

         1. The Company desires to afford the Employee an opportunity to purchase shares of its common stock ($.01 par value) ("Shares") to carry out the purposes of the Rockport Trade Systems , Inc.
Stock Option Plan (the "Plan").

         2. Section 5 of the Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.

         ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to the Employee an option (the "Option") to purchase all or any part of an aggregate
of ____________ (    ) Shares on the terms and conditions hereinafter set
forth.

         2. PURCHASE PRICE. The purchase price ("Purchase Price") for the Shares
covered by the Option shall be _________ Dollars ($        ) per Share.

         3.       TIME AND MANNER OF EXERCISE OF OPTION.

                  (a) The Option shall not be exercisable until __________, but shall be exercisable in full thereafter until terminated. (b) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Price for such Shares in cash. There shall be no exercise at any one time as to fewer than Ten (10)


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Shares or all of the remaining Shares then purchasable by the person or persons exercising the Option, if fewer than Ten (10) Shares. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person or persons exercising the Option at such time, during ordinary business hours, after fifteen (15) days but not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

                  (c) The Company shall at all times during the term of the Option reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of the Option, shall pay all original issue and transfer taxes with respect to the issue and transfer of Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him upon the due exercise of the Option.

         4.       TERM OF OPTION.

                  (a) The Option shall terminate ten (10) years from the date hereof, but shall be subject to earlier termination as hereinafter provided.

                  (b) The Option shall terminate on the date on which the Employee ceases to be a regular salaried employee of the Company ("Termination Date"), unless termination of employment was because the Employee has died or become disabled (within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1954, as amended), in either of which cases the following provisions, as applicable, shall apply.

                  (c) In the case of disability, the Option may be exercised, to the extent exercisable on the Termination Date, at any time within twelve (12) months after such date, but in any event prior to the expiration of ten (10) years from the date hereof.


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                  (d) In the event of the death of the Employee, the Option may be exercised to the extent the Employee was entitled to do so on the date of his death under the provisions of paragraph 3(a), above, by the estate of the Employee or by any person or persons who acquire the right to exercise the Option by bequest or inheritance or otherwise by reason of the death of the Employee. In such circumstances, the Option may be exercised at any time within twelve (12) months after the date of death of the Employee, but in any event prior to the expiration of ten (10) years from the date hereof.

         5. NON-TRANSFERABILITY. The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

         6.       RESTRICTIONS ON ISSUE OF SHARES.

                  (a) Notwithstanding the provisions of paragraph 3 hereof, the Company may delay the issuance of Shares covered by the exercise of the Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

                      (i) The Shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered under applicable federal and state securities acts now in force or hereafter amended; or

                    (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal and state securities acts, as now in force or hereafter amended.

                  (b) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the Company shall be under no further


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obligation to issue Shares covered by the Option, unless the person exercising the Option shall give a written representation to the Company, substantially in the form attached hereto as EXHIBIT 1, that such person is acquiring the Shares issued to him pursuant to such exercise of the Option for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he will make no transfer of the same except in compliance with the 1933 Act and the rules and regulations promulgated thereunder and then in force, and in such event, the Company may place an "investment legend", so-called, upon any certificate for the Shares issued by reason of such exercise.

         7. RESTRICTIONS ON TRANSFER. In addition to complying with the requirements of Section 6, the Company may delay the issuance of Shares covered by the exercise of Option and the delivery of a Certificate for such Shares until the person exercising the Option agrees in writing to become a party to the Agreement Among Stockholders dated as of July 1, 1993, entered into among the Company and its then shareholders.

         8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the outstanding shares of the common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which the Option, or any part thereof then unexercised, shall be exercisable and with a corresponding adjustment in the Option price per share.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its President thereunto duly authorized, and the Employee has here unto set his hand and seal, all as of the day and year first above written.


                                      ROCKPORT TRADE SYSTEMS, INC.


                                      By:
                                         -------------------------
Susan Welch, President

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                                         -------------------------
                                         EMPLOYEE


                                         -------------------------
                                         Name


                                         -------------------------
                                         Address


                                         -------------------------
                                         Social Security Number

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                                    EXHIBIT 1

                     TO NON-QUALIFIED STOCK OPTION AGREEMENT

                                     [DATE]

ROCKPORT TRADE SYSTEMS, INC.
17 Rogers Street
Gloucester, MA 01930

Gentlemen:

       In connection with the exercise by me as to shares of the stock option granted to me under date of , 1996, I hereby acknowledge that I have been informed as follows:

       1. The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

       2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

       3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

       4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

       In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not


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sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

           "The shares of common stock represented by this certificate have not been registered under the Federal
                                 Securities Act of 1933, as amended, and
                                 were acquired by the registered holder,
                                 pursuant to a representation and warranty that such holder was acquiring such shares for his own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of that Act. These shares may not be sold, pledged, or transferred, in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under said Act."

       I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares so long as the legend remains on the certificates representing the shares.

                                                            Very truly yours,


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